                                              Confidential Treatment Requested
                                        under 17 C.F.R. Sections 200.80 (B)(4),
                                                            200.83 and 230.406

                                                       CONTRACT NO. 5600001842

                          AGREEMENT

                            FOR

                     TECHNICAL SERVICES

                          BETWEEN

                       SEMPRA ENERGY

                            AND

                        CAYENTA.COM

                            FOR

            INFORMATION TECHNOLOGY CONSULTING SERVICES

                       TABLE OF CONTENTS

ARTICLE.........................................................PAGE
 1. SCOPE..........................................................1
 2. COMMENCEMENT AND COMPLETION OF WORK............................1
 3. REPRESENTATIVES................................................1
 4. RESPONSIBILITY OF CAYENTA.COM..................................2
 5. MONITORING.....................................................2
 6. CHANGES........................................................2
 7. DELAYS.........................................................2
 8. OWNERSHIP OF INTELLECTUAL PROPERTY AND MATERIAL................3
 9. REPORTS........................................................3
 10. SUBCONTRACTORS................................................4
 11. COMPENSATION..................................................4
 12. PAYMENT.......................................................4
 13. AUDIT.........................................................5
 14. TAXES.........................................................6
 15. INDEPENDENT CAYENTA.COM.......................................6
 16. WARRANTY......................................................7
 17. INSURANCE.....................................................7
 18. INDEMNITY.....................................................8
 19. GOVERNING LAW.................................................9
 20. COMPLIANCE WITH LAWS..........................................9
 21. TERMINATION...................................................9
 22. LIENS........................................................10
 23. ASSIGNMENT...................................................10
 24. EQUAL EMPLOYMENT OPPORTUNITY.................................10
 25. CALENDAR YEAR 2000 COMPLIANCE................................11
 26. NONWAIVER....................................................11
 27. DISPUTES.....................................................11
 28. NOTICES OR DEMANDS...........................................11
 29. CONFIDENTIALITY..............................................12
 30. TIME OF ESSENCE..............................................14
 31. VALIDITY.....................................................14
 32. SURVIVAL.....................................................14
 33. NO ORAL MODIFICATIONS........................................14
 34. CAPTIONS.....................................................14
 35. COUNTERPARTS.................................................14
 36. AUTHORITY....................................................14
 37. JOINT AND SEVERAL LIABILITY..................................14
 38. COMPLETE AGREEMENT...........................................15

SCHEDULE A - TECHNICAL SERVICES SCOPE OF WORK
SCHEDULE B - SUBCONTRACTORS LIST
SCHEDULE C - RESERVED
SCEHDULE D - COMPENSATION
SCHEDULE E - REQUIRED INSURANCE
SCHEDULE F - INTENTIONALLY OMITTED
SCHEDULE G - WORK AUTHORIZATION
SCHEDULE H - WEEKLY TIME CARD
SCHEDULE I - TRAVEL GUIDELINES

                                SEMPRA ENERGY
                            San Diego, California

                        TECHNICAL SERVICES AGREEMENT

     This Technical Services Agreement ("Agreement") is made effective as of January 1, 2000, by and between Sempra Energy (SEMPRA ENERGY) and Cayenta.com ("Cayenta.com").

The Parties hereby agree as follows:

     1. SCOPE

        Cayenta.com shall perform, at its own proper cost and expense, in workmanlike fashion to the industry standard, to the satisfaction of SEMPRA ENERGY, the following generally described Technical Services (hereinafter, the "Services"):

                 Information Technology Consulting Services

The Services, including the scope of work, specifications, schedule of milestones and deliverables, and performance standards, are more fully described in SCHEDULE A - TECHNICAL SERVICES SCOPE OF WORK (hereinafter, the "Scope of Work"), attached hereto and made a part hereof by this reference.

     2.  COMMENCEMENT AND COMPLETION OF WORK

         This Agreement shall commence January 3, 2000, and shall be in full force and effect through June 30, 2001, unless terminated earlier in accordance with Article 21. Cayenta.com agrees to commence and perform the Services in accordance with the requests of SEMPRA ENERGY Representative. The nature of the Services is such that timely performance is critical to the orderly progress of related work and to the operating schedule of SEMPRA ENERGY.

     3. REPRESENTATIVES

        3.1. SEMPRA ENERGY Representative: Jerry Deems
                                             Phone (619) 696-4626
                                             Fax (619) 696-4577

             SEMPRA ENERGY designates, and Cayenta.com accepts, the individual named above as SEMPRA ENERGY Representative for all matters relating to Cayenta.com's performance of Services under this Agreement. The actions taken by the SEMPRA ENERGY Representative regarding such performance shall be deemed the acts of SEMPRA ENERGY. SEMPRA ENERGY may, upon written notice to Cayenta.com, pursuant to Article 28 hereof, change the designated Representative.

        3.2. Cayenta.com Representative: David Porrecca
                                         225 Broadway
                                         Suite 1500
                                         San Diego, California 92101
                                         (800) 568-6100 x2425

             Cayenta.com designates, and SEMPRA ENERGY accepts, the individual named above as Cayenta.com Representative for all matters relating to Cayenta.com's performance of Services under this Agreement. The actions taken by Cayenta.com Representative shall be deemed the acts of Cayenta.com.

     4. RESPONSIBILITY OF CAYENTA.COM

             Cayenta.com shall perform the Services in accordance with established professional and business standards and ethics. All Services shall conform to the Scope of Work and performance standards set forth in the Scope of Work. Cayenta.com shall remedy any and all deficiencies in its Services which result from Cayenta.com's failure to employ commercially reasonable efforts to adhere to the Scope of Work.

     5. MONITORING

             All Services performed by Cayenta.com shall be subject to the monitoring and approval of SEMPRA ENERGY at all times, but such right of monitoring or actual approval of Services shall not relieve Cayenta.com of responsibility for the proper performance of the Services. Cayenta.com shall provide to SEMPRA ENERGY or SEMPRA ENERGY's designee access to Cayenta.com's facility or facilities where the Services are being performed and sufficient, safe and proper work conditions for such services and Cayenta.com shall furnish to SEMPRA ENERGY such information concerning its operations or the performance of the Services as SEMPRA ENERGY shall reasonably request.

     6. CHANGES

        6.1 Either party may initiate a request for a change in this Agreement by advising the other Party of the change in writing. As soon as practicable after notice of such request, Cayenta.com shall prepare and forward to SEMPRA ENERGY in writing the proposed changes to this Agreement.

        6.2 If the parties fail to agree on an Amendment to this Agreement ("Amendment") relating to a proposed change, SEMPRA ENERGY reserves the option to retain others to provide the Services subject to the change order.

        6.3 Cayenta.com shall implement a change in this Agreement only after Cayenta.com has received a written Amendment executed by an authorized procurement agent or officer of SEMPRA ENERGY. All changes shall be performed under the Terms and Conditions of this Agreement. Cayenta.com hereby expressly waives any compensation, reimbursement of expenses and any other right to receive payment with respect to any change NOT authorized by a written Amendment to this Agreement.

     7.  DELAYS

         Cayenta.com shall notify SEMPRA ENERGY in writing immediately of any delay, or anticipated delay in Cayenta.com's performance of this Agreement due to causes or circumstances beyond the reasonable control of Cayenta.com, and the reason for and anticipated length of the delay. SEMPRA ENERGY may extend the date of performance for a period equal to the time lost by reason of the delay if SEMPRA ENERGY, in its reasonable judgment, determines that the delay is due to causes or circumstances beyond the reasonable control of Cayenta.com. Any extension to the contract term or milestone schedule pursuant to this Article, shall be documented by a written Amendment to this Agreement.

     8.  OWNERSHIP OF INTELLECTUAL PROPERTY AND MATERIAL

         8.1 Any idea, invention, work of authorship, drawing, design, formula, algorithm, utility, tool, pattern, compilation, program, device, method, technique, process, improvement, development or discovery (hereinafter, collectively, "Invention"), whether or not patentable, or copyrightable, or entitled to legal protection as a trade secret or otherwise, that Cayenta.com may conceive, make, develop, create, reduce to practice, or work on, in whole or in part, in the course of performing the Services shall be owned by SEMPRA ENERGY and shall be delivered to SEMPRA ENERGY upon completion of the Services. Cayenta.com of the Services. Cayenta.com agrees that any copyrightable invention shall constitute a "work made for hire." Cayenta.com hereby assigns to SEMPRA ENERGY, without royalty or further consideration, Cayenta.com's entire right, title and interest in and to any such inventions.

         8.2 Cayenta.com hereby grants to SEMPRA ENERGY an irrevocable, assignable, nonexclusive royalty-free unrestricted license to use, copy, distribute and make derivatives of any proprietary rights or specialized knowledge of Cayenta.com that are part of any work product furnished by Cayenta.com to SEMPRA ENERGY under this Agreement for SEMPRA ENERGY's and its affiliates' use. Prior to furnishing to SEMPRA ENERGY any proprietary rights of Contractor or any subcontractor, Contractor shall inform SEMPRA ENERGY in writing of its plan to provide such rights and shall describe such rights in sufficient detail so that SEMPRA ENERGY can understand that the scope of the rights claimed by Contractor.

         8.3 If requested by SEMPRA ENERGY, Cayenta.com agrees to take all actions necessary, at SEMPRA ENERGY's sole cost and expense, to obtain, maintain or enforce patents, copyrights, trade secrets and other proprietary rights in connection with any Invention, and Cayenta.com agrees that its obligations under this Article shall continue beyond the termination or completion of this Agreement.

         8.4 Any and all material and information prepared, accumulated or developed by Cayenta.com, any subcontractor or their respective employees in the scope of work performing the services, including, without limitation, documents, drawings, calculations, maps, plans, estimates, specifications, sketches, notes, reports, summaries, data models and samples (hereinafter, collectively, the "Material"), shall become the property of SEMPRA ENERGY when prepared or in process, whether or not delivered by Cayenta.com. Cayenta.com shall deliver the Material, together with any other materials furnished to Cayenta.com by SEMPRA ENERGY hereunder, to SEMPRA ENERGY upon request, and, in any event, upon termination or completion of this Agreement.

         8.5 Contractor agrees that during the term of this Agreement and for a period of eighteen (18) months following its expiration or termination. Contractor will not provide any consulting services to any gas or electric utility, any utility holding company, or any regulated or unregulated subsidiary of a utility holding company, any power marketer or any other company that provided energy information or energy purchasing related products or services in the United States, unless that entity is a wholly or partially owned direct or indirect subsidiary (i.e. at least 10% voting and beneficial membership) of Sempra Energy.

         8.6 Prior to working on any customized software, Contractor shall identify in writing to SEMPRA ENERGY any third party development tools, (whether or not commercially available), compilers, libraries or other source code to be embedded in, used in the development of and/or necessary for the maintenance of any customized software written by Contractor or any subcontractor in accordance with Schedule A. In addition, prior to working on the project, Contractor shall inform SEMPRA ENERGY of the cost of procuring a perpetual royalty-free license to use, modify, translate and create derivatives of the third party source code as part of the SEMPRA
ENERGY software, the cost of obtaining a run-time executable license to the third party software and the cost of development tools (whether or not commercially available). If SEMPRA ENERGY approves the project in accordance with SCHEDULE A, then Contractor shall be responsible for initiating and assisting SEMPRA ENERGY in the procurement, in the name of SEMPRA ENERGY, of any third party license required to enable SEMPRA ENERGY to maintain, enhance and create derivatives of its customer software, and, in the case of any business line software, to enable SEMPRA ENERGY or its subsidiaries and affiliates (including without limitation Soliance Networks, L.L.C., a Delaware limited liability company) to sublicense SEMPRA ENERGY's software (with the embedded third party code) on a shrink wrap basis.

     9.  REPORTS

         Cayenta.com shall provide periodic status reports in accordance with Schedule A and as requested by the SEMPRA ENERGY Representative. Reports shall be issued to the SEMPRA ENERGY Representative on a weekly basis and are due by 2:00 p.m. every Friday. The reports shall contain weekly time sheet, weekly accomplishments planned activities for the upcoming week, and issues affecting current assignments. Reports shall make periodic comparisons of the Services rendered to date against the Work Order, including any milestones and estimated costs. Such reports shall include an explanation of any significant variations, an identification of any potential or known developments which may impact SEMPRA ENERGY, and any corrective actions implemented.

     10.  SUBCONTRACTORS

          Cayenta.com shall at all times be responsible for the negligent or illegal acts and omissions of subcontractors and individuals directly or indirectly employed by them. Cayenta.com shall be responsible for performance of all the Services, whether performed by

Cayenta.com or its subcontractors. This Agreement shall NOT give rise to any contractual relationship between SEMPRA ENERGY and a subcontractor. SEMPRA ENERGY shall NOT undertake any obligation to pay or to be responsible for the payment of any sums to any subcontractor. Initial subcontractors are referenced on SCHEDULE B - SUBCONTRACTORS LIST.

     11.   COMPENSATION

           Cayenta.com hereby agrees to accept as full compensation for satisfactory performance of the Services as described in Article 1 and SCHEDULE A, the compensation that is outlined in SCHEDULE D - COMPENSATION. Payments shall be made at the times and in the manner specified in Article 12.

     12.   PAYMENT

           12.1.  Cayenta.com shall invoice SEMPRA ENERGY in accordance with
the daily rates set forth in SCHEDULE D.   Invoices shall be submitted
bi-weekly, with the beginning of the pay period being a Monday and the end of the pay period being on a Friday. Invoices shall include at a minimum the Contract Number, Work Authorization Number, Cayenta.com's employee name, hours worked per pay period, daily rate and extended amount for each of Cayenta.com's employees, and the total amount due for the pay period. Cayenta.com shall have complete support documentation of all charges incurred, including weekly time sheets as described in SCHEDULE H - WEEKLY TIME CARD, any data required to calculate fees or variable rate changes, plus receipts for reimbursable expenses in amount equal to or greater than $25.00 per item and a breakdown by category.

           12.2. SEMPRA ENERGY may withhold payment of the whole or part of any amount due or claimed to be due by Cayenta.com to such extent as may be necessary to protect SEMPRA ENERGY from loss on account of any of the following:

                  12.2.1. Defective Services NOT remedied.

                  12.2.2. Third party claims indemnified hereunder as filed or with reasonable evidence indicating probable filing of such claims.

                  12.2.3. Failure of Cayenta.com to make payment promptly to its employees, suppliers or subcontractors.

                  12.2.4. Indemnified damage caused by Cayenta.com to others and/or SEMPRA ENERGY; or

                  12.2.5. A good faith dispute as to the achievement of a milestone or the calculation of the amount invoiced.

           12.3. Cayenta.com shall submit invoices in duplicate. SEMPRA ENERGY's Representative shall approve all invoices before payment. Invoices and payments shall be addressed as follows:

                  Originals to:     Sempra Energy
                                    Attention:  Accounts Payable
                                    PO Box 129007
                                    San Diego, CA  92112-9007

                  Copy to:          SEMPRA ENERGY
                                    Attention:  Clyde Parks
                                    101 Ash Street, HQ-07
                                    San Diego, CA  92101

           12.4. SEMPRA ENERGY shall make payment within [...***...] days after receipt and approval of invoice.

     13.   AUDIT

           13.1. SEMPRA ENERGY reserves the right to designate its own employee representative(s) or its contracted representative with a certified public accounting firm, who shall have the right to audit and to examine any cost, payment, settlement or supporting documentation resulting from any Services performed on this Agreement. Any such audit(s) shall be done by SEMPRA ENERGY at reasonable times and in conformance with generally accepted auditing standards and General Accepted Accounting Principles (GAAP). Cayenta.com agrees to fully cooperate with any such audit(s).

           13.2. Cayenta.com shall include a similar clause in its agreements with its subcontractors reserving the right to designate Cayenta.com's own employee representative(s), its contracted representative from a certified public accounting firm, and representative(s) from SEMPRA ENERGY, who shall have the right to audit and to examine any cost, payment, settlement or other supporting documentation resulting from any item set forth in its agreements.

           13.3. Cayenta.com shall be notified in writing of any exception taken as a result of an audit of Cayenta.com or a subcontractor. Cayenta.com shall refund the amount of any exception to SEMPRA ENERGY within ten (10) days or have the right to have the exception(s) audited by an independent accounting firm whose determination shall be binding upon both parties. Cayenta.com agrees to pay interest, accruing monthly, at a rate of [...***...] % per annum on any payment which it is found responsible. Interest will be computed from the date of written notification of exception(s) to the date Cayenta.com reimburses SEMPRA ENERGY for any exception(s). In the event an audit verifies overcharges of [...***...]%) or more, then Cayenta.com shall reimburse SEMPRA ENERGY for the cost of the audit.

           13.4. This right to audit shall extend for a period of five (5) years following the date of final payment under this Agreement. Cayenta.com and each subcontractor shall retain all necessary records/documentation for the entire length of this audit period.

                      * Confidential Treatment Requested

     14.   TAXES

           14.1. Except as stated in Section 14, Cayenta.com shall separately invoice and assumes exclusive liability for and shall pay before delinquency, all federal, state or local sales, use, excise and other taxes, charges or contributions imposed on, or with respect to, or measured by the equipment, materials, supplies or labor furnished hereunder or the wages, salaries or other remunerations paid to individuals employed in connection with the performance of the Services. Provided that the conditions of indemnification as set forth in Article 18 are satisfied, Cayenta.com shall hold harmless, indemnify and defend SEMPRA ENERGY, together with any and all its officers, directors, agents and employees from any liability, penalty, interest and expense by reason of Cayenta.com's failure to pay such taxes, charges or contributions. Cayenta.com and SEMPRA ENERGY shall cooperate with each other to minimize the tax liability of both parties to the extent legally permissible, including separately stating taxable charges on Cayenta.com's invoices and supplying resale and exemption certificates, if applicable, and other information as reasonably requested. Cayenta.com agrees to deliver any software solely by (a) electronic transmission or (b) a "load and leave" procedure whereby Cayenta.com loads the software onto SEMPRA ENERGY's systems using LICENSOR's own media, over which media Cayenta.com at all times retains possession and control. In the case of delivery under option (b) above, Cayenta.com shall remove such media from SEMPRA ENERGY's premises promptly following completion of such loading procedure.

           14.2. Without limiting the generality of the foregoing, Cayenta.com agrees to treat all individuals performing services under the Agreement as employees of the Cayenta.com for purposes of Federal and State employment taxes. No exceptions are permitted under this section without a written Amendment to this Agreement prior to an individual performing any Services under this Agreement.

           14.3. Without limiting any of the provisions of Article 14, Cayenta.com agrees that, at any time during the performance of this Agreement, SEMPRA ENERGY shall have the right to audit Cayenta.com's compliance with the requirement stated in Article 14.2 that Cayenta.com treat all individuals performing Services under this Agreement as employees of Cayenta.com for Federal and State employment tax purposes. Such audit shall occur at reasonable times with Cayenta.com's full cooperation.

     15.   INDEPENDENT CONTRACTOR

           15.1. It is agreed that Cayenta.com shall perform the Services under this Agreement as an independent Contractor and no principal-agent or employer-employee relationship or joint venture or partnership shall be created with SEMPRA ENERGY.

           15.2. Cayenta.com represents to SEMPRA ENERGY that it has taken commercially reasonably efforts to ensure that it and its subcontractors are properly licensed, insured, fully experienced and properly qualified to perform the class and type of the Services as specified in this Agreement, in addition to being properly equipped, organized, staffed and financed to handle such Services.

           15.3. Cayenta.com shall perform the Services in an orderly and workmanlike manner, enforce strict discipline and order among its personnel, and shall NOT employ on the Services any personnel it knows or reasonably should know are unskilled in the work assigned.

           15.4. Cayenta.com shall use prudent business practices in its relationships with suppliers and subcontractors.

           15.5. Cayenta.com shall NOT engage in any advertising, publicity or other promotional activities which in any way directly or indirectly refers to this Agreement.

     16.   WARRANTY

           Cayenta.com warrants that all services performed hereunder shall satisfy the standards of care, skill and diligence normally provided by a performance of such services. Any services supplied hereunder failing to meet such standards shall be repeated or corrected, at no cost to SEMPRA ENERGY and shall conform to the requirements of this Agreement.

     17.   INSURANCE

           Insurance requirements set forth below do not in any way limit the amount or scope of liability of Cayenta.com under this agreement. The amounts listed indicate only the minimum amounts of insurance coverage SEMPRA ENERGY is willing to accept to help insure full performance of all terms and conditions of this agreement. All insurance required of Cayenta.com under this agreement shall meet the following minimum requirements.

           17.1. CERTIFICATES, NOTICE OF CANCELLATION. On or before the effective date of this agreement, and thereafter during its term, Cayenta.com shall provide SEMPRA ENERGY with current certificates of insurance, executed by a duly authorized representative of each insurer, as evidence of all insurance policies required under this Article 17. No insurance policy may be canceled, materially revised, or non-renewed without at least thirty (30) days prior written notice being given to SEMPRA ENERGY. Insurance must be maintained without lapse in coverage during the term of this agreement. SEMPRA ENERGY shall also be given certified copies of Cayenta.com's policies of insurance, upon request.

           17.2. ADDITIONAL INSURED. SEMPRA ENERGY shall be named as an additional insured in each general liability policy. Such general liability insurance shall provide a severability of interest or cross-liability clause.

           17.3. PRIMARY COVERAGE. The required policies, and any of Cayenta.com's policies providing coverage excess of the required policies, shall provide that the coverage is primary for all purposes and Cayenta.com will not seek any contribution from any insurance or self-insurance maintained by SEMPRA ENERGY.

           17.4. COMPANY RATINGS. All required policies of insurance must be written by companies having an A.M. Best rating of "A-" or better, or equivalent.

         17.5. DEDUCTIBLE; RETENTIONS. Cayenta.com shall be solely responsible for any deductible or self-insured retention on insurance required hereunder.

         17.6. REQUIRED INSURANCE. At all times during this agreement, Cayenta.com shall provide and maintain, at its own expense, the following types of insurance:

              17.6.1. GENERAL LIABILITY INSURANCE. Cayenta.com shall maintain an occurrence form commercial general liability policy, or policies, including coverage for sudden and accidental pollution liability on land and on water, insuring against liability arising from bodily injury, property damage, personal and advertising injury, independent Cayenta.coms liability, products and completed operations and contractual liability. Such coverage shall be in an amount of not less than $1,000,000 combined single limit per occurrence.

              17.6.2. AUTOMOBILE LIABILITY INSURANCE. In the event that automobiles are used in connection with Cayenta.com's performance of this agreement, Cayenta.com shall maintain an automobile liability policy or policies insuring against liability for damages because of bodily injury, death, or damage to property, (including loss of use thereof), and occurring in any way related to the use, loading or unloading of any of Cayenta.com's automobiles (including owned, hired and non-owned vehicles). Coverage shall be in an amount of not less than $1,000,000 each accident.

              17.6.3. WORKERS' COMPENSATION INSURANCE. In accordance with the laws of the State or States in which the work will be performed, Cayenta.com shall maintain in force workers' compensation insurance for all of its employees. If applicable, Cayenta.com shall obtain U.S. Longshoremen's and Harbor Workers compensation insurance, separately, or as an endorsement to workers' compensation insurance. Cayenta.com shall also maintain employer's liability coverage in an amount of not less than $1,000,000 per accident and per employee for disease. In lieu of such insurance, Cayenta.com may maintain a self-insurance program meeting the requirements of the State or States in which the work will be performed along with the required employer's liability insurance.

              17.6.4. PROFESSIONAL LIABILITY INSURANCE. Cayenta.com shall maintain professional liability insurance covering the professional activities contemplated under this agreement in an amount of not less than $1,000,000 each claim.

         17.7. WAIVER OF SUBROGATION. Each policy of property, general liability and automobile (including automobile physical damage) insurance maintained by Cayenta.com shall contain a waiver of subrogation in favor of SEMPRA ENERGY.

     18.  INDEMNITY

         18.1. As between SEMPRA ENERGY and Cayenta.com, Cayenta.com shall be solely liable for and Cayenta.com shall indemnify, defend and hold SEMPRA ENERGY, and its present and future direct and indirect parent company(ies), subsidiaries, affiliates, divisions and their respective directors, officers, shareholders, employees, agents, representatives, successors and assigns harmless from and against any and all claims, actions, suits, proceedings, losses, liabilities, penalties, damages, costs or expenses (including attorneys' fees and disbursements) of any kind whatsoever resulting from Cayenta.com's, its employees, or subcontractor's negligence or willful misconduct causing, (1) injuries to or death of any and all individuals, including, without limitation, members of the general public, or any employee, agent, independent Cayenta.com or Cayenta.com or affiliate of either SEMPRA ENERGY or Cayenta.com, arising out of or connected in any manner with the performance of Services, (2) damage to, loss, and/or destruction of property, including, without limitation, to, property of SEMPRA ENERGY or Cayenta.com arising out of or connected in any manner with the performance of Services, (3) third party claims of any kind, whether based upon negligence, strict liability or otherwise, arising out of or in connected in any manner to Cayenta.com's or any of its subcontractor's acts or omissions in breach of this Agreement, or (4) Cayenta.com's failure to comply with Article 20 hereunder. The indemnification obligation shall not apply to the extent that injuries, death, loss, damage or destruction is caused by the willful misconduct of SEMPRA ENERGY, its agents or employees, or SEMPRA ENERGY's sole negligence.

         18.2. Cayenta.com shall indemnify, defend and hold SEMPRA ENERGY, and its present and future direct and indirect parent company(ies), subsidiaries and affiliates and their directors, officers, shareholders, employees, agents and representatives harmless from and against any and all claims, actions, suits, proceedings, losses, liabilities, penalties, damages, costs or expenses (inducing attorneys' fees and disbursements) of any kind whatsoever arising from (1) actual or alleged infringement or misappropriation by Cayenta.com or any subcontractor of any patent, copyright, trade secret, trademark, service mark, trade name, or other intellectual property right in connection with the Services, including without limitation, any deliverable, (2) Cayenta.com's violation of any third party license to use intellectual property in connection with the Services, including, without limitation, any deliverable.

         18.3. If any claim is brought against SEMPRA ENERGY, then Cayenta.com shall be entitled to participate in, and, unless in the opinion of counsel for SEMPRA ENERGY a conflict of interest between SEMPRA ENERGY and Cayenta.com may exist with respect to such claim, assume the defense of such claim, with counsel reasonably acceptable to SEMPRA ENERGY. If Cayenta.com does not assume the defense of SEMPRA ENERGY, or if a conflict precludes Cayenta.com from assuming the defense, then Cayenta.com shall reimburse SEMPRA ENERGY on a monthly basis for SEMPRA ENERGY's defense through separate counsel of SEMPRA ENERGY's choice. Even if Cayenta.com assumes the defense of SEMPRA ENERGY with acceptable counsel, SEMPRA ENERGY, at its sole option, may participate in the defense, at its own expense, with counsel of its own choice without relieving Cayenta.com of any of its obligations hereunder.

         18.4. Cayenta.com's obligation to indemnify under this Article shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Cayenta.com under any Worker's Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

     19.  GOVERNING LAW

         The formation, interpretation and performance of this Agreement shall be governed by the internal laws of the State of California.

    20.  COMPLIANCE WITH LAWS

         Cayenta.com hereby represents that it and its subcontractors are and at all times shall be familiar with, and at all times during performance of the Services shall comply with and observe, all applicable federal, state and local laws, ordinances, rules, regulations, executive orders, all applicable safety orders and all orders or decrees of administrative agencies, courts or other legally constituted authorities having jurisdiction or authority over Cayenta.com, SEMPRA ENERGY or the Services.

    21.  TERMINATION

         21.1. Cayenta.com agrees that if (1) Cayenta.com abandons the Services, or (2) Cayenta.com shall become bankrupt or insolvent, or shall assign this Agreement, or sublet any part thereof, without the written authorization of SEMPRA ENERGY, or (3) Cayenta.com, in the reasonable opinion of SEMPRA ENERGY Representative violates any of the provisions of this Agreement, or executes this Agreement in bad faith, or (4) Cayenta.com, in the sole opinion of the SEMPRA ENERGY Representative is not performing the Services in accordance with the terms of this Agreement, SEMPRA ENERGY may notify Cayenta.com pursuant to Article 28, to discontinue all or any part of the Services and Cayenta.com shall thereupon discontinue the Services or such parts thereof. The remedies herein shall be inclusive and additional to any other remedies in law or equity, and no action by SEMPRA ENERGY shall constitute a waiver of any such right or remedy.

         21.2. It is also expressly agreed that SEMPRA ENERGY shall have the right to terminate this Agreement, or any part thereof, at any time for its sole convenience upon [...***...] days' written notice, pursuant to Article 28, to Cayenta.com and payment of termination charges as set forth in SCHEDULE D, if applicable. Cayenta.com shall fully justify and document to SEMPRA ENERGY any termination charges so claimed. In no event shall Cayenta.com be entitled to payment for any Services which has NOT been authorized by SEMPRA ENERGY, or is NOT yet performed, or any anticipated profits for any Services that have not been authorized or performed.

         21.3. Payment of termination charges shall occur within [...***...] days of receipt of Cayenta.com's written submittal of charges and justification to SEMPRA ENERGY's satisfaction. SEMPRA ENERGY shall have the right to review and verify by independent audit, any termination charges claimed by Cayenta.com prior to payment.

    22.  LIENS

         Without limiting the generality of Article 18, Cayenta.com shall indemnify, defend, and hold SEMPRA ENERGY, and its present and future direct and indirect parent company(ies), subsidiaries, affiliates and their directors, officers, shareholders, employees, agents and representatives harmless from and against any mechanics lien or stop notice claim against SEMPRA ENERGY by Cayenta.com, subcontractors, employees or agents pertaining to the Services specified in this Agreement.

                      * Confidential Treatment Requested

    23.  ASSIGNMENT

         Cayenta.com shall give personal attention to the execution of the Services herein provided for, and shall NOT assign this Agreement, nor employ any subcontractor for the execution of the same or any part thereof, without prior written authorization of SEMPRA ENERGY. No such written authorization, however, shall be construed as discharging or releasing Cayenta.com in any way from the performance of the Services or the fulfillment of any obligation specified in this Agreement. Cayenta.com shall remain jointly and severally liable with any assignee of its rights or obligations.

    24.  EQUAL EMPLOYMENT OPPORTUNITY

         If this Agreement is subject to Executive Order 11246 of September 24, 1965, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans' Readjustment Act of 1974, Cayenta.com agrees to comply with the equal employment opportunity clauses set out at 41 CFR 60-1.4 and the requirements for affirmative action for veterans and disabled persons set out at 41 CFR 60-250.4 and 60-741.4, respectively, which clauses are incorporated herein by reference with the same force and effect as if stated in full text.

    25.  CALENDAR YEAR 2000 COMPLIANCE

         Cayenta.com represents, warrants and reports that the systems utilized by Cayenta.com in the performance of Services for SEMPRA ENERGY shall exhibit calendar Year 2000 Compliance. Year 2000 Compliance shall mean the capability to (1) manage and manipulate data involving all dates subsequent to, prior to and including the calendar year 2000 including single-century and multi-century formulas, and will not cause an abnormally ending (ABEND) scenario within the application, or result in incorrect values generated involving such dates; (2) ensure that all date-related functions, including generated code, will include the indication of century; and (3) convert between date representatives (such as YYMMDD, Julian and Gregorian). Failure of Cayenta.com to be Year 2000 compliant shall NOT in any way excuse Cayenta.com from the duty to perform its obligations hereunder.

    26.  NONWAIVER

         The failure of SEMPRA ENERGY to insist upon or enforce, in any instance, strict performance by Cayenta.com of any of the terms of this Agreement or to exercise any rights herein conferred shall NOT be construed as a waiver or relinquishment to any extent of its right to assert, or rely upon any such terms or rights on any future occasion. No waiver shall be valid unless stated in writing as set forth in Article 28.

    27.  DISPUTES

         27.1. Any dispute that cannot be resolved between Cayenta.com Representative and SEMPRA ENERGY Representative shall be referred to Sempra Energy Director-Procurement and an officer of Cayenta.com for resolution. If SEMPRA ENERGY and Cayenta.com cannot reach an agreement within a reasonable period of time, SEMPRA ENERGY and Cayenta.com shall have the right to pursue litigation as provided for herein.

         27.2. In the event of any litigation to enforce or interpret any terms of this Agreement, the parties agree that such action will be brought in the Superior Court of the County of San Diego, California (or, if the federal courts have exclusive jurisdiction over the subject matter of the dispute, in the U.S. District Court for the Southern District of California), and the parties hereby submit to the exclusive jurisdiction of said court.

         27.3. In any action in litigation to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to recover from the unsuccessful party all costs, expenses, (including expert testimony) and reasonable attorneys fees incurred therein by the prevailing party.

         27.4. In no event shall the litigation of any controversy or the settlement thereof delay the performance of this Agreement.

    28.  NOTICES OR DEMANDS

         Any notice, request, demand or other communication required or permitted under this Agreement, shall be deemed to be properly given by the sender and received by the addressee if made in writing and (1) if personally delivered; (2) three days after deposit in the mails if mailed by certified or registered air mail, post prepaid, with a return receipt requested; or (3) if sent by facsimile with confirmation sent as provided in (2) above. All correspondence shall reference the contract number shown on the cover page of this document. Mailed notices and facsimile notices shall be addressed as follows to:

                      SEMPRA ENERGY:      SEMPRA ENERGY
                                          PO BOX 129007
                                          San Diego, California 92112-9007
                                          Facsimile No: (619) 699-5177
                                          Attention: Director-Procurement
                                          Contract No. 56000001842

                      Cayenta.com:        CAYENTA.COM
                                          225 Broadway
                                          Suite 1500
                                          San Diego, CA 92101
                                          Attention: David Porreca

    29.  CONFIDENTIALLY

         29.1. DEFINITIONS. For purposes of this Agreement, the term "Confidential Information" means proprietary information concerning the business, operations and assets of SEMPRA ENERGY, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries, including, without limitation, information or materials prepared in connection with Peregrine Project or any related subsequent agreement, designs, drawings, specifications, techniques, models, data, documentation, source code, object code, diagrams, flow charts, research, development, processes, procedures, know-how, manufacturing, development or marketing techniques and materials, development or marketing timetables, strategies and development plans, customer, supplier or personnel names and other information related to customers, suppliers or personnel, pricing policies and financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and any other trade secrets. Confidential Information shall not include (1) information known to Cayenta.com or a Representative prior to obtaining the same from SEMPRA ENERGY; (2) information in the public domain at the time of disclosure by Cayenta.com; (3) information obtained by Cayenta.com or a Representative from a third party who did not receive same, directly or indirectly, from SEMPRA ENERGY; or (4) information approved for release by written authorization of an authorized officer of SEMPRA ENERGY. For purposes of this Agreement, Representatives means collectively each of Cayenta.com's directors, officers, employees, agents, advisors or affiliates.

         29.2. LIMITED USE; NONDISCLOSURE. Cayenta.com hereby agrees that it shall use the Confidential Information solely for the purpose of performance under this or other SEMPRA ENERGY contracts and not in any way detrimental to SEMPRA ENERGY, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries. Neither Cayenta.com nor its Representatives shall use the Confidential Information for their own benefit. Cayenta.com agrees to use the higher of the same degree of care it uses with respect to its own proprietary or confidential information or a reasonable standard of care to prevent unauthorized use or disclosure of the Confidential Information. Expect as otherwise provided herein, Cayenta.com and its Representatives shall keep confidential and not disclose the Confidential Information. Cayenta.com shall cause each of its Representatives to become familiar with, and abide by, the terms of this Agreement.

         29.3. COURT OR ADMINISTRATIVE ORDER. Notwithstanding the provisions of Article 29.2 above, Cayenta.com and its Representatives may disclose any of the Confidential Information in the event, but only to the extent, that, based upon advice of counsel, it is required to do so by the disclosure requirements of any law, rule, or regulation or any order, decree, subpoena or ruling or other similar process of any court, governmental agency or governmental or regulatory authority. Prior to making or permitting any of its Representatives to make such disclosure, Cayenta.com shall provide SEMPRA ENERGY with prompt written notice of any such requirement so that SEMPRA ENERGY (with Cayenta.com's assistance) may seek a protective order or other appropriate remedy.

         29.4. PUBLICITY. Cayenta.com] and its Representatives shall not, without the prior written consent of SEMPRA ENERGY, disclose to any person
(1) the fact that the Confidential Information has been made available to Cayenta.com or its Representatives or (2) any information regarding the ongoing discussions and negotiations between the parties, including the fact that such discussions and negotiations are occurring; provided, however, that Cayenta.com and its Representatives may disclose the information described in clauses (1) and (2) above if such disclosure is required under any of the circumstances described in Article 29.3 above, in which the case the procedures specified therein with respect to such disclosure shall apply.

         29.5. DOCUMENT RETENTION. At any time upon the request of SEMPRA ENERGY, Cayenta.com shall promptly deliver to SEMPRA ENERGY or destroy (with such destruction to be certified to SEMPRA ENERGY) all documents (and all copies thereof, however stored) furnished to or prepared by Cayenta.com and its Representatives that contain Confidential Information and all other documents in Cayenta.com's possession that contain or that are based on or derived from Confidential Information.

         29.6. SURVIVAL. Notwithstanding the return or destruction of all or any part of the Confidential Information, the confidentiality provisions set forth in this agreement shall nevertheless remain in full force and effect with respect to specific Confidential Information until the date that is five
(5) years after the date of disclosure of such Confidential Information.

         29.7. REMEDIES. The parties acknowledge that the Confidential Information is valuable and unique, and that damages would be an inadequate remedy for breach of this Agreement and the obligations of Cayenta.com and the Representatives are specifically enforceable. Accordingly, the parties agree that in the event of a breach or threatened breach of this Agreement by Cayenta.com, SEMPRA ENERGY, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries, who shall be third party beneficiaries of this Agreement, shall be entitled to seek an injunction preventing such breach, without the necessity of proving damages or posting any bond. Any such relief shall be in addition to, and not in lieu of, money damages or any other legal or equitable remedy available to SEMPRA ENERGY, its present and future direct or indirect parent company(ies), affiliates and/or subsidiaries.

    30.  TIME OF ESSENCE

         Time is expressly agreed to be of the essence of this Agreement and each, every and all of the terms, conditions and provisions herein.

    31.  VALIDITY

         The invalidity, in whole or in part, of any provisions hereof shall NOT affect the validity of any other provisions hereof.

    32.  SURVIVAL

         The obligations imposed on Cayenta.com and Cayenta.com's employees by and pursuant to Articles 8, 13, 14, 16, 17, 18, 22 and 27 survive termination of this Agreement.

    33.  NO ORAL MODIFICATIONS

         No modification of any provisions of this Agreement shall be valid unless in writing and signed by authorized representatives of the party against whom such modification is sought to be enforced. The authorized representative of SEMPRA ENERGY is not the SEMPRA ENERGY Representative. SEMPRA ENERGY Representative is not the authorized representative for Amendments. Amendments must be signed by persons internally authorized to do so by SEMPRA ENERGY pursuant to its corporate policies.

    34.  CAPTIONS

         The captions in this Agreement are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

    35.  COUNTERPARTS

         This Agreement may be executed in counterparts which, taken together, shall constitute a single instrument.

    36.  AUTHORITY

         Each individual executing this Agreement on behalf of SEMPRA ENERGY and Cayenta.com represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of said party and that this Agreement is binding upon said party in accordance with its terms.

    37.  JOINT AND SEVERAL LIABILITY

         INTENTIONALLY OMITTED

    38.  COMPLETE AGREEMENT

         This Agreement constitutes the complete and entire Agreement between the parties and supersedes any previous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof. There are no additions to, or deletions from, or changes in, any of the provisions hereof, and no understandings, representations or agreements concerning any of the same, which are NOT expressed herein, unless stated below. THE PARTIES HEREBY AGREE THAT NO TRADE USAGE, PRIOR COURSE OF DEALING OR COURSE OF PERFORMANCE UNDER THIS AGREEMENT SHALL BE A PART OF THIS AGREEMENT OR SHALL BE USED IN THE INTERPRETATION OR CONSTRUCTION OF THIS AGREEMENT. The following Schedules are attached hereto and incorporated herein by this reference:

SCHEDULE A  - TECHNICAL SERVICES SCOPE OF WORK
SCHEDULE B  - SUBCONTRACTORS LIST
SCHEDULE C  - RESERVED
SCHEDULE D  - COMPENSATION
SCHEDULE E  - REQUIRED INSURANCE
SCHEDULE F  - INTENTIONALLY OMITTED
SCHEDULE G  - WORK AUTHORIZATION
SCHEDULE H  - WEEKLY TIME CARD
SCHEDULE I  - TRAVEL GUIDELINES

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CAYENTA.COM                            SEMPRA ENERGY

By: /s/ Gregory R. Smith               By: /s/ Jerry Deems
   -------------------------------        -----------------------------------

Name: Gregory R. Smith                 Name: Jerry Deems
      ----------------------------          ---------------------------------

                                              Vice President & Chief
Title: Chief Technical Officer         Title: Information Technology Officer
       ---------------------------            -------------------------------

Date:  12/16/1999                      Date: 12/16/99
      ----------------------------           --------------------------------

                                  SEMPRA ENERGY

                                   SCHEDULE A

                        TECHNICAL SERVICES SCOPE OF WORK

The Services as generally described in Article 1 - SCOPE, are more definitively described as stated below:

Cayenta.com shall provide SEMPRA ENERGY with consulting and professional services support on a Time and Expense basis that includes but is not limited to the following.

EFX APPLICATIONS PROJECTS

OVERVIEW

CAYENTA.COM will deliver time and materials consulting and contract services in support of the enablement of nine strategic business applications to operate within the EFX FRAMEWORK and also to deliver added business function. The nine applications to be enabled and enhanced are CIS, CISCO, Gas Select, GIR, Gas Select, OMS-A, OMS-B, MCS, Phoenix and Web Portal Enablement-SAP. Cayenta.com will support eight related projects, which will deliver the business enhancements and EFX integration.

The EFX FRAMEWORK is SEMPRA ENERGY'S strategic direction for delivering and managing superior (web technology based) business applications in a competitive market. The EFX Framework will enable delivery of new and enhanced applications more rapidly, with higher quality and at lower cost than can be delivered by conventional development methods.

The projects will deliver all created services and facilities in accordance with Sempra Energy's EFX framework. All services will be designed such that the resulting software components can be factored into Sempra Energy's Business Services and Common Horizontal Facilities libraries. All web components will make use of EFX web services to develop any and all web client solutions.

EFX CIS ENABLEMENT

The CIS application provides customer care and billing functions for all SoCal Gas core customers and partial customer management services for the Phoenix non-core system.

This project will support the CIS application team in creating application components that assist the CIS team to migrate the application away from OS/2 and Smalltalk. In addition, this project will deliver new component services that help the CIS team extend their WEB-based client and add additional e-commerce facilities as well as develop new CIS-specific integration services and components mandated by GIR.

Specific services to be delivered include a java and CORBA-based CICS access service packaged to meet specific CIS needs. Smalltalk process management services will also be provided as well as Smalltalk CORBA interface to EFX to enable the eventual migration of the CIS system to a physical 3-tier implementation. The project will assist the CIS development team to integrate GIR project requirements as new EFX components.

EFX CISCO ENABLEMENT

The CISCO application provides customer care and billing functions for all SDG&E customers.

The purpose of this project is to provide bolt-on components and services that make the CISCO application easier to interface with other applications, provide enhanced services in support of Electric Industry Restructuring (EIR) and Gas Industry Restructuring (GIR), and enable web-based customer access to billing information.

EFX GIR INTEGRATION

Gas Industry Restructuring (GIR) is a PUC-initiated activity underway in California to provide increased competition in the California natural gas marketplace. One of the key impacts of this initiative is on Utility Distribution Company (UDC) information technology systems that will require modification to meet new regulator specified functional requirements. A key aspect of these changes will be a requirement to provide expanded interfaces and e-commerce facilities that link UDC's with their trading partners (e.g., retailers, shippers).

The purpose of this project is to provide a common platform that can be shared by both SoCal Gas and SDG&E to provide e-commerce, trading partner integration, and common GIR-mandated bolt-on services that can be utilized by both company's application suite to meet the needs of deregulation. This project will develop a common set of GIR-specific integration services and bolt-on functional components that can be shared by both SoCal Gas and SDG&E.

EFX GAS SELECT DEVELOPMENT

The Gas Select application provides an on-line order entry system for SoCal Gas non-core commercial customers.

The application, as part of the overall GIR process and in response to competitive pressures needs to be redeveloped as a web-based portal solution. The development of the application as a web-based solution will enable the Gas Select to not only provide enhanced functionality, but will also provide lowered support and maintenance costs on the part of the Gas Company as the system's client will eliminate most client support issues. The purpose of this project will be to provide the core web services and management facilities to host the Gas Select application as an Internet portal. A key expected requirement is the need to package commerce grade security with application to support secure end-user access over the web.

EFX OMS INTEGRATION PLATFORM DEVELOPMENT - A

Outage Management Systems (OMS) are mission-critical applications that are required to detect system outages and manage the recovery of service to Sempra Energy customers. SDG&E has initiated a new project to replace its current system with a new application platform. To operate, this new system will be required to integrate key utility systems including GIS, SCADA, service order dispatch, work force management, and customer information systems with the core outage management system functionality. As a mission-critical system, it is also necessary that the OMS application be highly-available to its users and be able to sustain operations in a 7X24 environment and under degraded modes of operation including application server failures.

The purpose of this project is to establish the necessary integration infrastructure to host the OMS system including application integration, system monitoring, and failure recovery services. This project will result in the development and deployment of a system integration framework and management environment for the OMS. Key services to be provided are application specific proxies that will enable communication between all OMS II system components. Specific proxy objects needing development for the OMS II include representations of the CISCO, SORT, GFMS, and SCADA applications. A key focus will be to provide facilities and services for enabling the OMS II system to remain in operation in response to failures in feeder application systems as well as support the dynamic redeployment of the OMS II application components in response to system failures.

EFX OMS INTEGRATION PLATFORM DEVELOPMENT - B

Outage Management Systems (OMS) are mission-critical applications that are required to detect system outages and manage the recovery of service to Sempra Energy customers. SDG&E has initiated a new project to replace its current system with a new application platform. To operate, this new system will be required to integrate key utility systems including GIS, SCADA, service order dispatch, work force management, and customer information systems with the core outage management system functionality. As a mission-critical system, it is also necessary that the OMS application be highly-available to its users and be able to sustain operations in a 7X24 environment and under degraded modes of operation including application server failures.

The purpose of this project is to establish the necessary integration infrastructure to host the OMS system including application integration, system monitoring, and failure recovery services. This project will result in the development and deployment of a system integration framework and management environment for the OMS. Key services to be provided are application specific proxies that will enable communication between all OMS II system components. Specific proxy objects needing development for the OMS II include representations of the CISCO, SORT, GFMS, and SCADA applications. A key focus will be to provide facilities and services for enabling the OMS II system to remain in operation in response to failures in feeder application systems as well as support the dynamic redeployment of the OMS II application components in response to system failures.

EFX MCS ENABLEMENT

The Measurement and Collection Service (MCS) provides the focal point for collecting consumption information by Gas Company customers. The system is expected to undergo revisions as a result of industry restructuring and the need to provide additional support for the automated meter reading (AMR) devices.

The purpose of this project is to assist the MCS team to both meet the needs of industry restructuring and provide an enhanced application platform for extending and managing the MCS system. Services to be delivered as part of this project include the development of new Meter Data Management Agency (MDMA) interfaces as well as being able to deliver this information to customers via EDI-based transactions. In addition, a new component architecture will be designed to support the integration and management of vendor supplied AMR systems and controllers.

EFX PHOENIX SERVICES DEVELOPMENT AND INTEGRATION SUPPORT

The Phoenix application has been developed by SoCal Gas to provide a highly flexible and tailorable non-core gas billing and contract management platform. The initial release of the application is currently being deployed and will then be modified to support the needs of GIR both from regulatory and competitive perspectives.

The purpose of this project is to create additional components and services to enhance the competitiveness SoCal Gas' Gas product offering. This effort will focus on the development of e-commerce, bill presentment, and beyond the firewall business to business integration. This project will also provide functional enhancements to core Phoenix application services including logging, security, and load balancing services.

The initial release of the Phoenix project has been developed utilizing EFX.

EFX WEB PORTAL ENABLEMENT - SAP

Sempra Energy has recognized the benefits of using an already built ERP system for providing back-end corporate processes and is implementing SAP applications to that end. The integration between the front-end Web applications and the back-end processes that they feed can provide improved efficiencies to Sempra Energy. This will extend EFX services to be used to Web-enable the SAP applications.

This project will develop required SAP services utilizing the Sempra Energy EFX framework.

All Services shall be authorized by SEMPRA ENERGY via a Work Authorization (Schedule G) and shall be provided by Cayenta.com on a Time and Expense basis.

All work will be performed onsite at SEMPRA ENERGY facilities.

SEMPRA ENERGY will define all work to be performed by Cayenta.com via a Work Authorization - SCHEDULE G. SEMPRA ENERGY will not reimburse Cayenta.com for any work performed that has not been previously authorized by a Work Authorization - SCHEDULE G.

The Cayenta.coms will work during SEMPRA ENERGY normal business hours and will not be paid for holidays or weekends. If SEMPRA ENERGY requires Cayenta.com to work on a holiday that is observed by SEMPRA ENERGY, Cayenta.com shall be reimbursed if authorized by a Work Authorization - SCHEDULE G.

SEMPRA ENERGY shall be given ten (10) days notice and request for any vacation or leave of absence planned by the Cayenta.coms. SEMPRA ENERGY must approve any vacation or leave of absence taken by the Cayenta.coms.

Any changes to the Estimated expenditures, and Scope/Task as described in the Work Authorization shall be documented and approved by the SEMPRA ENERGY authorized representative as described herein. SEMPRA ENERGY shall not be liable for payment for any change or work performed that has not been authorized and approved in writing via a Work Authorization.

If at any time SEMPRA ENERGY is dissatisfied with the material performance or experience level of an assigned Cayenta.com employee or Cayenta.com, SEMPRA ENERGY shall immediately report such to Cayenta.com in writing and may request Cayenta.com to replace such personnel. Cayenta.com shall use its commercially reasonable best efforts to accomplish such change, recognizing the adverse impact that unsatisfactory personnel shall have on the performance of Services and meeting of the task and scope as described in the Work Authorization.

                                 SEMPRA ENERGY


                                  SCHEDULE B

                              SUBCONTRACTORS LIST

                             INTENTIONALLY OMITTED


This section was intentionally omitted. There are no subcontractors identified at this time. Any subcontractors, and their key employees, will be identified in Work Authorizations.

                                 SEMPRA ENERGY


                                  SCHEDULE C

                                   RESERVED

                                 SEMPRA ENERGY

                                  SCHEDULE D

                                 COMPENSATION

Further definition of Article 11 - COMPENSATION, is as follows:

Cayenta.com shall provide SEMPRA ENERGY with software consulting and professional services support on a Time and Expense basis that shall not exceed [...***...].

Table C-1 defines standard billing rates for all standard TNP labor categories. The rates presented below reflect those charged by TNP to its best customers and are identical to the negotiated rates currently in place between Sempra Energy and TNP.

                           TABLE C-1. BILLING RATES.

                           Category                Hourly Rate
                  Managing Partner                   $[...***...]

                  Partner                            $[...***...]

                  Senior Technical Consultant        $[...***...]

                  Technical Consultant               $[...***...]

                  Associate Technical                $[...***...]
                  Consultant

                  Research/Documentation             $[...***...]
                  Support

                  Administrative Support             $[...***...]

Table C-2 documents total project cost and associated level of effort required to meet the proposed statement of work over the contract's one year duration.

                  TABLE C-2. COSTS BY APPLICATION PROJECT ($000)

CIS ENABLEMENT                                 [...***...]
CICSCO ENABLEMENT                              [...***...]
GIR INTEGRATION DEVELOPMENT                    [...***...]
GAS SELECT DEVELOPMENT                         [...***...]
OMS INTEGRATION PLATFORM DEVELOPMENT-A         [...***...]
OMS INTEGRATION PLATFORM DEVELOPMENT-B         [...***...]
MCS ENABLEMENT                                 [...***...]
PHOENIX SERVICES DEVELOPMENT/INTEGRATION       [...***...]
WEB PORTAL ENABLEMENT                          [...***...]
                                               -----------
                                               [...***...]

                      * Confidential Treatment Requested

SEMPRA ENERGY and Cayenta.com will negotiate the rate for all additional Cayenta.coms on the project based on Cayenta.com experience and will be documented and incorporated into any future Work Authorizations - SCHEDULE G.

Cayenta.com guarantees that the rates listed herein will remain the same throughout the term of this Agreement.

SEMPRA ENERGY does not guarantee, represent or warrant that it will commit to any specific quantities or dollar total for these services and assumes no commitment liability, financial or otherwise, except as authorized on an individual basis from time to time.

                                 SEMPRA ENERGY


                                  SCHEDULE E

                               REQUIRED INSURANCE

                                 SEMPRA ENERGY


                                  SCHEDULE F

                             INTENTIONALLY OMITTED

                                SEMPRA ENERGY

                                  SCHEDULE G

                             WORK AUTHORIZATION

                                   WORK AUTHORIZATION #____

This signed document represents authorization for Cayenta.com to commence consulting services against Agreement No.______ dated November 13, 1998 between Cayenta.com and SEMPRA ENERGY.

Cost Center____________             Acct: No.____________

SCOPE/TASK DESCRIPTION:


SEMPRA ENERGY REPRESENTATIVE
     Name _____________             Phone No.____________

CAYENTA.COM STAFF MEMBER:
     Name                 Classification      Rate         Phone No.
     1.
     2.

PERFORMANCE PERIOD
     START DATE:                    END DATE:

TRAVEL AND EXPENSES:
All expenses are to be reimbursed in accordance with Schedule I - Travel Guidelines.

ESTIMATED EXPENDITURES
The estimated expenditures for this Work Authorization is $_____________

Agreed and Accepted:

For: Sempra Energy                        For: Cayenta.com LLC

Signature:______________                  Signature:______________
Name:___________________                  Name:___________________
Title:__________________                  Title:__________________
Date:___________________                  Date:___________________

                                  SEMPRA ENERGY

                                    SCHEDULE H

                                 WEEKLY TIME CARD

                       for Time & Material Service Providers


                               (see Attachment H-2)

                                 WEEKLY TIME CARD
                       for Time & Material Service Providers

PERIOD                          COMPANY NAME     Sempra Energy
                                             --------------------------------

FROM:                 COMPANY REPRESENTATIVE --------------------------------

01-Jan-2000                      CAYENTA.COM --------------------------------

THROUGH:                    CONSULTANT NAME: --------------------------------

07 Jan 2000     LOCATION SERVICES PERFORMED: --------------------------------

                             CONTRACT NUMBER --------------------------------

                                                             1
                   WORK AUTHORIZATION NUMBER --------------------------------

================================================================================================================
DESCRIPTION OF SERVICES PROVIDED            01 Jan   02 Jan   03 Jan   04 Jan   05 Jan   06 Jan   07 Jan   TOTAL
                                             2000     2000     2000     2000     2000     2000     2000
                                            ------------------------------------------------------------
                                             SAT      SUN      MON      TUE      WED      THU      FRI
----------------------------------------------------------------------------------------------------------------
                                                                                                             0
----------------------------------------------------------------------------------------------------------------
                                                                                                             0
----------------------------------------------------------------------------------------------------------------
                                                                         4                                   4
----------------------------------------------------------------------------------------------------------------
                                                                                                             0
----------------------------------------------------------------------------------------------------------------
                                                                                                    3        3
----------------------------------------------------------------------------------------------------------------
                                                                                                             0
----------------------------------------------------------------------------------------------------------------
                                                                                                             0
----------------------------------------------------------------------------------------------------------------
                                                                                                             0
----------------------------------------------------------------------------------------------------------------
                                                                8        4        8        8        5       33
----------------------------------------------------------------------------------------------------------------
                                                                                                             0
================================================================================================================
                                    Totals    0        0        8        8        8        8        8       40
================================================================================================================


I CERTIFY THE FOREGOING TO BE CORRECT ACCOUNT OF THE TIME WORKED

     CONSULTANT                                               DATE
               -------------------------------------------        -------------
     Sempra Energy REPRESENTATIVE:                            DATE
                                  ------------------------        -------------

*THIS TIMECARD WITH SEMPRA ENERGY REPRESENTATIVE SIGNATURE MUST
ACCOMPANY ALL INVOICES FOR SERVICES*

                                 SEMPRA ENERGY

                                  SCHEDULE I

                               TRAVEL GUIDELINES

All travel-related reservations (hotel, air, car rental, etc.) shall be made through SEMPRA ENERGY' Travel Services office. All bills shall include an itemized listing supported by copies of the original bills, invoices, expense accounts and miscellaneous supporting data. If charged to SEMPRA ENERGY, all travel either to San Diego or from San Diego to other locations shall be approved in writing in advance by SEMPRA ENERGY' Representative. Time for travel will not be reimbursed except for travel during normal business hours.

A.  AUTO MILEAGE
    Auto mileage will be reimbursed are $.31 per mile, or the current rate as specified by the Internal Revenue Service.

B.  AIR TRAVEL
    Air fares will be reimbursed based on the most direct route at coach class travel rates. Upgrading (coach to a higher class) of airline tickets will only be reimbursed when approved by the SEMPRA ENERGY Representative, and only when the business schedule requires immediate travel and only higher class accommodations are available. Downgrading (exchange) of airline ticket where Cayenta.com receives financial or personal gain is not permitted. If a trip is postponed, reservations should be canceled immediately. Cayenta.com shall provide copies of passenger receipts to SEMPRA ENERGY to receive reimbursement.

    Travel arrangements should be made as early as possible (preferably three
    (3) weeks) to take advantage of advance reservation rates.

C.  COMBINING BUSINESS TRAVEL WITH PERSONAL TRAVEL
    Cayenta.com may combine personal travel with SEMPRA ENERGY' business only if the personal travel does not increase the cost to SEMPRA ENERGY. Arrangement for personal travel should be handled by Cayenta.com. SEMPRA ENERGY will not manage personal travel.

D.  AIR TRAVEL INSURANCE
    SEMPRA ENERGY does not pay for air travel insurance.

E.  ACCOMMODATIONS
    SEMPRA ENERGY will reimburse hotel room fees at the preferred corporate rate. SEMPRA ENERGY may reimburse hotel room fees at the standard rate based on single room occupancy in cases where a corporate rate is not available.

F.  LAUNDRY
    Laundry and dry cleaning charges will only be paid if Cayenta.com is on travel for SEMPRA ENERGY for a period in excess of six (6) consecutive days.

G.  ENTERTAINMENT
    SEMPRA ENERGY will not pay for the rental of premium channel movies, use of health club facilities or other forms of entertainment.

H.  AUTO RENTAL
    If required, SEMPRA ENERGY will pay for reasonable car rental charges. Cayenta.com is expected to request the rental of an economy car.

I.  MEALS
    Meals will be reimbursed on the actual cost up to a maximum of $50.00 per day of travel. Receipts are required for all meals. In order to be reimbursed, meal receipts (itemized if possible) in the form of receipts, credit card receipts, or cash register tape must be submitted. SEMPRA ENERGY will not pay for alcoholic beverages. In lieu of itemizing meal expenses and submitting receipts, Cayenta.com may claim the standard $31.00 per diem for the duration of the travel.

J.  TELEPHONE USAGE
    Cayenta.com shall submit documentation regarding all telephone calls charged to SEMPRA ENERGY. Documentation must include the name of the party being called and the purpose of the call. SEMPRA ENERGY shall allow one business call upon arrival and one call prior to departure. SEMPRA ENERGY will not pay for additional business calls unless directly related to the Contract. Personal telephone call are not reimbursable unless Cayenta.com is on travel for SEMPRA ENERGY for more than three consecutive days. In this case, the cost of a call shall not exceed $5.00 and one call is permitted every other day.

K.  GROUND TRANSPORTATION
    Public transportation should be used whenever possible; however, if necessary, rental car expenses, including gas actually purchased, will be reimbursed for authorized travel only. Cab fare (on a shared basis whenever possible) is reimbursable. Receipts shall be required to document all ground transportation charges.

    Cayenta.com shall rent the lowest automobile classification appropriate for the size or purpose of the group using the vehicle.

                     1-2 Travelers       Compact
                       3 Travelers       Medium/Intermediate
                     4-5 Travelers       Full Size/Standard Equipment
                      6+ Travelers       Van

    Cayenta.com must fuel rental automobiles prior to turn-in as rental companies normally add a large service charge to fuel costs.

L.  PARKING
    SEMPRA ENERGY does not reimburse its employees for parking expenses at any of its facilities; therefore, Cayenta.com will not be reimbursed for such.

M.  TOLLS AND FEES
    Transportation-related toll and fees incurred while on SEMPRA ENERGY business are reimbursable at actual cost.

N.  BAGGAGE HANDLING
    Baggage handling service fees are reimbursable at standard reasonable rates.

O.  OTHER BUSINESS EXPENSES
    Supplies, equipment rental, reprographics and facsimile expenses may be reimbursed when traveling on SEMPRA ENERGY business. Such expenses shall be billed at cost.

P.  NON-ALLOWABLE EXPENSES
    SEMPRA ENERGY will not provide any reimbursement for travel expenses for family members, personal items, charitable contributions, or for any other type of expense not listed above.